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                                                                    EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated May 3, 2002, accompanying the financial statements and schedule included in the Annual Report of Fleming Companies, Inc. Matching 401(k) Plan on Form 11-K for the year ended December 28, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statement of Fleming Companies, Inc. on Form S-8 (File No. 333-89375), effective October 20, 1999.


GRANT THORNTON LLP

Oklahoma City, Oklahoma
June 25, 2002